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                                                                  EXHIBIT (4)(H)


                              CERTIFICATE OF TRUST
                                       OF
                     CONSUMERS ENERGY COMPANY FINANCING VI

         The undersigned, constituting all of the trustees of Consumers Energy Company Financing VI, desiring to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Section 3801, et seq., hereby certify as follows:

         (a) Name. The name of the business trust being formed hereby (the "Trust") is "Consumers Energy Company Financing VI."

         (b) Delaware Trustee. The Name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware are as follows:

                   The Bank of New York (Delaware)
                   White Clay Center, Route 273
                   Newark, Delaware  19711

         (c) Effective Date. This Certificate of Trust shall be effective as of the date of filing with the Secretary of State of the State of Delaware.

Dated:  November 21, 2001

         IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



                                     /s/Alan M. Wright
                                     Alan M. Wright, as Regular Trustee


                                     /s/Thomas A. McNish
                                     Thomas A. McNish, as Regular Trustee


                                     The Bank of New York (Delaware), as
                                              Delaware Trustee

                                     By: /s/William T. Lewis
                                        Name:  William T. Lewis
                                        Title: SVP